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                                                                    EXHIBIT 23.3


                        Consent of Deloitte & Touche LLP


We consent to the incorporation by reference in this Post Effective Amendment No. 1 to Form S-4 on Form S-8 (File No. 333-53146) of CIENA Corporation of our report dated August 2, 2000 (December 18, 2000 as to Note 12) related to the financial statements of Cyras Systems, Inc. appearing in the current report on Form 8-K for CIENA Corporation filed on January 18, 2001 and our report dated February 12, 2001 related to the financial statements of Cyras Systems, Inc. appearing in the current report on Form 8-K for CIENA Corporation filed on April 2, 2001.


/s/ Deloitte & Touche LLP

San Jose, California

April 9, 2001